Exhibit 23.3

              Consent of Deloitte & Touch LLP, Independent Auditors

                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ligand Pharmaceuticals Incorporated on Form S-8 of our report dated February 22, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle), appearing in the Annual Report on Form 10-K of Ligand Pharmaceuticals Incorporated for the year ended December 31, 2001.


/S/DELOITTE & TOUCHE LLP


San Diego, California
June 26, 2002